Execution Copy

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of November 3, 2008, between Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), and Vornado Realty L.P. and Vornado LXP LLC (together with their respective successors and permitted assigns, including any subsidiaries of Vornado Realty L.P. that hold limited partnership units of The Lexington Master Limited Partnership as of the date hereof, the “Shareholder”).

WHEREAS, Vornado Realty L.P. previously entered into a Registration Rights Agreement as of November 7, 2005 with Newkirk Realty Trust, Inc., which agreement was assigned to, and assumed by, the Company by Assignment and Assumption dated as of December 31, 2006 (the “Original Agreement”).

WHEREAS, Vornado Realty L.P. is the holder of limited partnership units (“Partnership Units”) of The Lexington Master Limited Partnership (the “Operating Partnership”), a Delaware limited partnership of which the Company is the general partner;

WHEREAS, such units may be redeemed for the Company’s Common Shares, at any time (the “Original Shares”);

WHEREAS, the Company previously granted to Vornado Realty L.P. the registration rights described in the Original Agreement relating to the issuance and the resale of the Common Shares issuable upon redemption of the Partnership Units;

WHEREAS, pursuant to the Original Agreement the Company has filed a Shelf Registration Statement that is currently effective in connection with the Original Shares; and

WHEREAS, in connection with the Shareholder’s acquisition of 8,000,000 Common Shares (the “Additional Shares”) previously owned by AP LXP Holdings LLC, an affiliate of Apollo Real Estate Investment Fund III, L.P (“Apollo”), the Company has agreed to extend the registration rights in the Original Agreement to the Additional Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree to amend and restate the Original Agreement as follows to (i) reflect the Company’s obligation to amend the Shelf Registration Statement to include the Additional Shares, and (ii) clarify certain provisions of the Original Agreement.

1.              CERTAIN DEFINITIONS.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Amended and Restated Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Business Day” means any day on which commercial banks are open for business in New York, New York and on which the New York Stock Exchange or such other exchange as the Common Shares is listed is open for trading.

“Common Shares” means the common shares of beneficial interest, par value $0.0001 per share, of the Company.

“Conversion Shares” means any of the Common Shares issued or issuable upon redemption of the Partnership Units.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means any holder of record of Registrable Common Shares (as defined below). For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Common Shares as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

“Operating Partnership” means The Lexington Master Limited Partnership, a Delaware limited partnership, and any successor thereto.

“Other Registration Rights Agreement” means that certain Registration Rights Agreement, dated November 7, 2005, by and between the Company and Apollo.

“Partnership Units” means partnership units of the Operating Partnership.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other entity.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including any preliminary prospectus or supplement, post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Common Shares” means (x) the Additional Shares held or to be acquired by the Shareholder on or as of the date of this Agreement and (y) those Conversion Shares issued or issuable to the Shareholder upon redemption of those 8,149,594 Partnership Units currently held by the Shareholder, if the Shareholder were to receive or receives Conversion Shares upon redemption of such Partnership Units, including any securities issued in respect of such securities by reason of or in connection with any exchange for or replacement of such securities or any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Shares, until, in the case of any such securities, the earliest to occur of (i) the date on which its resale has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it or (ii) the date on which either it is distributed to the public pursuant to Rule 144 or is saleable without restriction pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act as confirmed in a written opinion of counsel to the Company addressed to the Holder. All references in this Agreement to a “Holder” or “Holder of Registrable Common Shares” shall include the Shareholder(s) holding Additional Shares and the holder or holders of the Partnership Units to the extent of the Conversion Shares then underlying such Partnership Units. For purposes of determining the number of Registrable Common Shares held by a Holder and the number of Registrable Common Shares outstanding, for purposes of this Agreement (including the definition of “Holder”) but not for any other purpose, any holder of record of Partnership Units shall be deemed to be a

Holder of the number of Conversion Shares issuable upon conversion of such Partnership Units and all such Conversion Shares shall be deemed to be outstanding Registrable Common Shares.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Common Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” shall have the meaning set forth in Section 4 hereof.

“underwritten registration or underwritten offering” means a registration or offering in which securities of the Company are sold to underwriters for reoffering to the public.

2.              AUTOMATIC AND DEMAND REGISTRATIONS.

(a)            Issuance Registration.  The parties acknowledge that pursuant to the Original Agreement, the Company filed a registration statement on January 18, 2007 (the “Initial Registration Statement”) with the SEC on the appropriate form for a continuous offering to be made pursuant to Rule 415 providing for the delivery to the Holders of Common Shares issued pursuant to such registration statement upon the tendering of Partnership Units for redemption or exchange.  The Initial Registration Statement was effective upon filing. If such registration statement ceases to be effective for any reason at any time prior to the delivery of all Common Shares registered thereunder, then the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.  The Company shall be responsible for all Registration Expenses in connection with any registration pursuant to this Section 2(a).  The Company shall promptly supplement and amend such registration statement and the prospectus included therein if required by the rules, regulations or instructions applicable to the registration statement used for such registration statement or by the Securities Act.  Except as otherwise provided in this Agreement, any registration statement filed pursuant to this Section 2(a) shall not eliminate any right to registration provided under other sections of this Agreement.

(b)            Right to Request Registration .  At any time on or after the date hereof, a Holder may request pursuant to this Section 2(b) registration under the Securities Act of the resale of all or part of the Shareholder’s Registrable Common Shares (“Demand Registration”); provided, that the Holder shall not be entitled to request any Demand Registrations while the Shelf Registration Statement is effective and available for registration and resale of the Registrable Common Shares.

(c)            Number of Demand Registrations .  Subject to the provisions of Section 2(b) and the notice requirements of Section 10, the Shareholder shall be entitled to request an aggregate of two Demand Registrations per year, and shall not be entitled to request that less than 25% of the Registrable Common Shares be included in any Demand Registration.

(d)            Restrictions on Demand Registrations .  The Company shall not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration or a previous Shelf Registration Statement (as hereinafter defined) wherein the Shareholder was permitted to register, and sold, at least 25% of the Registrable Common Shares requested to be included therein.  In no event shall the Company be obligated to effect more than two (2) Demand Registrations hereunder or under the Other Registration Rights Agreement in any single twelve (12) month period, with the first such period measured from the date of the first Demand Registration and ending on the same date twelve months following such Demand Registration, whether or not a Business Day; provided, however , that if (i) the Company is requested to effect a Demand Registration under this Agreement which is not otherwise designated by the Shareholder to be a “shelf” registration statement and (ii) is also requested to effect one or more Demand Registrations (as such term is defined in the Other Registration Rights Agreement) pursuant to the Other Registration Rights Agreement within any eighteen (18) month period during which the Company is eligible to file a registration statement on Form S-3 or on a successor form, then the Company shall only be obligated with respect to such latter registration statement during such period to register that percentage of the Registrable Common Shares equal to the product obtained by dividing (i) the number of Registrable Common Shares held by the Shareholder by (ii) the total number of Registrable Common Shares covered under this Agreement and the Other Registration Rights Agreement.  The Company may (i) postpone for up to ninety (90) days the filing or the effectiveness of a Registration Statement for a Demand Registration if, based on the good faith judgment of the Company’s board of directors, such postponement or withdrawal is necessary in order to avoid premature disclosure of a matter the board has determined would be reasonably expected to result in a material adverse effect to the Company’s business, financial condition, results of operations or prospects or the loss of a material opportunity to be disclosed at such time or (ii) postpone the filing of a Demand Registration in the event the Company shall be required to prepare audited financial statements as of a date other than its fiscal year end (unless the shareholders requesting such registration agree to pay the expenses of such an audit); provided, however, that in no event shall the Company withdraw a Registration Statement under clause (i) after such Registration Statement has been declared effective; and provided, further, however, that in any of the events described in clause (i) or (ii) above, the Shareholder shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Shareholder of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(e), (y) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(d) only once.

(f)             Selection of Underwriters .  If any of the Registrable Common Shares covered by a Demand Registration or a Shelf Registration Statement pursuant to Section 4 hereof is to be sold in an underwritten offering, the Shareholder, if it is the Holder who instructed the Demand Registration or Shelf Registration Statement, or in the case of a transaction representing a “shelf takedown”, the Holder initiating such transaction, shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld; provided, however , that the Company shall have the right to select the managing underwriter, subject to the approval of the Holder, which shall not be unreasonably withheld, in the event of any underwritten offering pursuant to a Demand Registration or “shelf takedown” where the Company is bearing the expenses of such Demand Registration or “shelf takedown”.

(g)            Effective Period of Demand Registrations .  After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its best efforts to keep such Demand Registration effective until such time as the Registrable Common Shares registered thereon have been disposed of pursuant thereto.  If the Company shall withdraw any Demand Registration pursuant to subsection (e) of this Section 2 before any of the Shareholders Registrable Common Shares covered by the withdrawn Demand Registration are unsold (a “Withdrawn Demand Registration”), the Shareholder shall be entitled to a replacement Demand Registration that (subject to the provisions of this Article 2) the Company shall use its best efforts to keep effective until such time as the Registrable Common Shares registered thereon has been disposed of pursuant thereto.  Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

(h)            Other Company Securities .  In no event shall the Company agree to register Common Shares or any other securities for issuance by the Company or for resale by any Persons other than the Shareholder in any registration statement filed pursuant to Section 2(b), without the express written consent of the Shareholder, which consent shall be entirely discretionary. Shareholder acknowledges that pursuant to the Original Agreement, it has previously agreed to the filing of the Shelf Registration Statement with multiple selling shareholders and agrees that the Additional Shares may be included for resale in an amendment to the Shelf Registration Statement.

(i)             Conversion to Form S-3 .  In the event that at any time a Demand Registration Statement is in effect and the Company is eligible to register on Form S-3 or any successor thereto then available, the Company shall as promptly as reasonably practicable convert such registration statement to Form S-3 or such successor form.

3.     PIGGYBACK REGISTRATIONS.

(a)     Right to Piggyback. At any time after the Redemption Date, whenever the Company proposes to register any of its common equity securities under the Securities Act (other than the Initial Registration Statement, or a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more stockholders of the Company, and the registration form to be used may be used for any registration of Registrable Common Shares (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within 10 business days after its receipt of notice of any exercise of other demand registration rights) to the Holder of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration all Registrable Common Shares of the Shareholder with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b)      Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering and/or that the number of shares of Registrable Common Shares proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the underwriting shall be allocated among the Company and all Holders pro rata on the basis of the Common Shares and Registrable Common Shares offered for such registration by the Company and each Holder, respectively, electing to participate in such registration.

(c)      Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company's securities other than Registrable Common Shares ("Non-Holder Securities"), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering and/or that the number of shares of Registrable Common Shares proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the underwriting shall be allocated among the holders of Non-Holder Securities and all Holders pro rata on the basis of the Non-Holder Securities and Registrable Common Shares offered for such registration by the holder of Non-Holder Securities and each Holder, respectively, electing to participate in such registration.

(d)      Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e)     Other Registrations. If the Company has previously filed ~~a~~ Registration Statement with respect to shares of Registrable Common Shares pursuant to Sections 2 (other than Section 2(a)) or 4 hereof or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of such same shares of Registrable Common Shares or any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities.

4.              SHELF REGISTRATIONS.

(a)           The parties acknowledge that pursuant to the Original Agreement, the Company filed a registration statement on January 18, 2007, with the SEC on the appropriate form for the resale pursuant to Rule 415 from time to time by the Shareholder of the Original Shares held by the Shareholder (the “Initial Shelf Registration Statement”). The Company will use commercially reasonable efforts to file (at the earliest possible date, but no later than thirty (30) Business Days after the date first set forth above) a new registration statement with the SEC on the appropriate form for the resale pursuant to Rule 415 from time to time by the Shareholder of the Additional Shares held by the Shareholder (the “Additional Shelf Registration Statement,” and together with the Initial Shelf Registration Statement, the “Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement effective until the earliest to occur of the date on which all of the Registrable Common Shares cease to be Registrable Common Shares.

(b)            If at any time the Company is not eligible to use a Shelf Registration Statement, a Holder may during such time exercise Demand Registration rights, regardless of any registration statement filed by the Company under Section 4(a).

(c)            A filing pursuant to this Section 4 shall not relieve the Company of any obligation to effect registration of Registrable Common Shares pursuant to Section 2 or Section 3, except as provided therein.

5.              REGISTRATION PROCEDURES.

Whenever the Holder requests that any of its Registrable Common Shares be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Common Shares in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)            prepare and file with the SEC a Registration Statement with respect to such Registrable Common Shares and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Shareholder and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Shareholder, the exhibits incorporated by reference, and the Shareholder shall have the opportunity to object to any information pertaining to the Shareholder that is contained therein and the Company will make the corrections reasonably requested by the Shareholder with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(b)            prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for such period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)            furnish to each seller of Registrable Common Shares such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Shares owned by such seller;

(d)            use its commercially reasonable efforts to remain eligible to file registration statements on Form S-3 or any successor thereto then available, and if applicable to utilize “well known seasoned issuer status”, and to register or qualify such Registrable Common Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Common Shares owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)            notify each seller of such Registrable Common Shares, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and prepare a supplement or amendment to such Prospectus so that such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(f)             in the case of an underwritten offering, enter into such customary agreements together with the Operating Partnership (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Common Shares (including, without limitation, effecting a stock split or a combination of shares and making members of senior management of the Company available to participate in, and cause them to cooperate with the underwriters in connection with, “road-show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Common Shares)) and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company and the Operating Partnership in customary form, as well as closing certificates and other customary documents covering such matters as are customarily covered by opinions for and certificates in an underwritten public offering as the underwriters may request and addressed to the underwriters and the sellers; provided, however,  that notwithstanding anything else contained in this Agreement, the Company shall not be obligated to effect an aggregate of more than three underwritten offerings or participate in more than two “road shows” (which, for the purposes of this sentence shall not include presentations that involve only telephonic or internet-based marketing and do not require any travel by the Company’s management) in any twenty-four (24) month period, and not more than one underwritten offering every six (6) months under this Agreement or under the Other Registration Rights Agreement; and provided further, however, that if an underwritten public offering (including a public sale to a registered broker-dealer) is effected at the request of Apollo, the Shareholder shall have the right to participate in such offering and Apollo shall have the right to participate in any underwritten public offering effected at the request of the Shareholder under this Agreement; and if the managing underwriters or broker-dealers of any such underwritten offering advise Apollo in writing that in their opinion the number of Registrable Common Shares proposed to be included in any such offering exceeds the number of securities that can be sold in such offering and/or that the number of Registrable Common Shares proposed to be included in any such offering would materially adversely affect the price per share of the Company’s equity securities to be sold in such offering, Apollo and the Shareholder shall include in such offering only the number of Registrable Common Shares that, in the opinion of such managing underwriters (or registered broker-dealer), can be sold.  If the number of shares that can be sold exceeds the number of Registrable Common Shares proposed to be sold, such excess shall be allocated pro rata among the holders of Common Shares desiring to participate in such offering based on the amount of such Common Shares initially requested to be registered by such holders or as such holders may otherwise agree.

Only Apollo and the Shareholder and their affiliates holding Registrable Common Shares shall be entitled to participate in any public underwritten offerings pursuant to this Agreement with respect to Registrable Common Shares (which for purposes of this paragraph (f) includes Registrable Common Shares as defined in the Other Registration Rights Agreement).

If either of the Shareholder or Apollo determines not to participate in an underwritten offering with respect to which it is entitled hereunder to participate in hereunder or under the Other Registration Rights Agreement, then the non-participating party shall agree to such lockup period with respect to its Common Shares as the managing underwriters or broker dealer deems reasonably necessary for purposes of effecting the public offering.

(g)            make available, for inspection by any seller of Registrable Common Shares, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(h)            to use its best efforts to cause all such Registrable Common Shares to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on Nasdaq or a national securities exchange selected by the Company;

(i)             provide a transfer agent and registrar for all such Registrable Common Shares not later than the effective date of such Registration Statement;

(j)             if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Common Shares sold pursuant thereto), letters from the Company’s independent certified public accountants addressed to the Shareholder (unless the Shareholder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(k)            make generally available to its shareholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act;

(l)             promptly notify the Shareholder and the underwriter or underwriters, if any:

(i)             when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii)            of any SEC comments applicable to the Registration Statement or Prospectus or written request from the SEC for any amendments or supplements to the Registration Statement or Prospectus;

(iii)           of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement;

(iv)           of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Shares for sale under the applicable securities or blue sky laws of any jurisdiction;

(v)            of the existence of, any fact or the happening of any event that makes any statement of material fact made in any registration statement filed pursuant to this Agreement or related prospectus untrue in any material respect, or that requires the making of any changes in such registration statement so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the prospectus, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vi)           of the determination by the Company that a post-effective amendment to a registration statement filed pursuant to this Agreement will be filed with the SEC.

The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as the Shareholder may reasonably request, all to the extent required to enable the Shareholder to be eligible to sell Registrable Common Shares pursuant to Rule 144 (or any similar rule then in effect).

In connection with any registration pursuant to which any of a Holder’s Registrable Common Shares is to be sold, the Company may require that the Holder furnish to the Company any other information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

The Holders agree by having their stock treated as Registrable Common Shares hereunder that, upon notice of the happening of any event described in l(v) above (a “Suspension Notice”), the Holders will forthwith discontinue disposition of Registrable Common Shares until the Shareholder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 5(e) hereof, and, if so directed by the Company, the Holders will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Holder’s possession, of the Prospectus covering such Registrable Common Shares current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Common Shares shall not exceed ninety (90) days in the aggregate in any one year; provided, further, however, that not later than the last day of such ninety (90) day period or such shorter period as may apply, the Company shall have provided to the Holders a supplemented or amended Prospectus as contemplated by Section 5(e) hereof.  If the Company shall give any notice to suspend the disposition of Registrable Common Shares pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date the Shareholder either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 5(e). In any event, the Company shall not be entitled to deliver more than one (1) Suspension Notice in any one year.

6.              REGISTRATION EXPENSES.

(a)            All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, underwriting discounts and commissions, NASD fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Shareholder; provided, however , that the Company shall bear the expenses, exclusive of underwriting discounts and commissions, incident to the Initial Registration Statement, the Shelf Registration Statement filed pursuant to Section 4(a), including up to three “shelf takedowns” or offerings pursuant to Rule 430A under the Securities Act, if applicable, and up to three Demand Registrations pursuant to Section 2(b), but in no event shall the Company be obligated to bear the expense of more than three offerings (exclusive of the expenses incident to the Initial Registration Statement and the Shelf Registration Statement filed pursuant to Section 4(a)) pursuant to this Section 6(a) (or four offerings if the Shareholder is unable, through its commercially reasonable efforts, to dispose of all its Registrable Common Shares after such three offerings).  The Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of any annual audit or quarterly review, and the expense of any liability insurance.

7.              INDEMNIFICATION.

(a)            The Company and the Operating Partnership shall indemnify, to the fullest extent permitted by law, each Holder, its officers, directors, trustees, partners, and Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, expenses and liabilities, joint or several, actions or proceedings, to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws and the Company and the Operating Partnership will reimburse each such Holder and each such director, trustee, officer, partner, agent, employee or affiliate, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability action or proceeding, except insofar as the same are made in reliance and in conformity with information relating to the Shareholder furnished in writing to the Company by the Shareholder expressly for use therein or caused by the Shareholder’s failure to deliver to the Shareholder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished the Shareholder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Shareholder.

(b)            In connection with any Registration Statement in which the Shareholder is participating, the Shareholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, expenses and liabilities joint or several, actions or proceedings, to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Holder will reimburse each of the Company and each such director, trustee, officer, partner, agent, employee or affiliate, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability action or proceeding, but only to the extent that the same are made in reliance and in conformity with information relating to the Shareholder furnished in writing to the Company by the Shareholder expressly for use therein or caused by the Shareholder’s failure to deliver to the Shareholder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished the Shareholder with a sufficient number of copies of the same.

(c)            Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d)            The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e)            If the indemnification provided for in or pursuant to this Section 7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances.

(f)             In the event that advances are not made pursuant to this Section 8 or payment has not otherwise been timely made, each indemnified party shall be entitled to seek a final adjudication in an appropriate court of competent jurisdiction of the entitlement of the indemnified party to indemnification or advances hereunder.

The Company, the Operating Partnership and the Holders agree that they shall be precluded from asserting that the procedures and presumptions of this Section 7 are not valid, binding and enforceable.  The Company, the Operating Partnership and the Holders further agree to stipulate in any such court that the Company, the Operating Partnership and the Holders are bound by all the provisions of this Section 7 and are precluded from making any assertion to the contrary.

To the extent deemed appropriate by the court, interest shall be paid by the indemnifying party to the indemnified party at a reasonable interest rate for amounts which the indemnifying party has not timely paid as the result of its indemnification and contribution obligations hereunder.

In the event that any indemnified party is a party to or intervenes in any proceeding to which the validity or enforceability of this Section 7 is at issue or seeks an adjudication to enforce the rights of any indemnified party under, or to recover damages for breach of, this Section 7, the indemnified party, if the indemnified party prevails in whole in such action, shall be entitled to recover from the indemnifying party and shall be indemnified by the indemnifying party against, any expenses incurred by the indemnified party.  If it is determined that the indemnified party is entitled to indemnification for part (but not all) of the indemnification so requested, expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the indemnified party is entitled to indemnification and for such claims, issues or matters for which the indemnified party is not so entitled.

The indemnity agreements contained in this Section 7 shall be in addition to any other rights (to indemnification, contribution or otherwise) which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of any Registrable Common Shares by any Holder.

8.              PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.     RULE 144.

     The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Shareholder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act (to the extent such information is available), to the extent required to enable the Shareholder to sell Registrable Common Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Shareholder, the Company will deliver to the Shareholder a written statement as to whether it has complied with such information and requirements.

10.           MISCELLANEOUS.

(a)            Notices .  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

If to the Company:

Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York 10119-4015
Fax: 212-594-6600

Attention:   T. Wilson Eglin

       Joseph S. Bonventre

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
75 E. 55th Street
New York, NY 10022
Fax: 212-319-4090

Attention: Mark Schonberger

If to the Shareholder:

Vornado Realty L.P. or Vornado LXP LLC
Address: 888 Seventh Avenue
New York, NY 10019
Facsimile No.: (212) 894-7035

ATTN: Cliff Broser

With a copy to

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attn: William G. Farrar

Facsimile No. (212) 558-1600

or such other address or facsimile number as such party (or transferee) may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

(b)            No Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)            Expenses.  Except as otherwise provided for herein or otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with the preparation of this Agreement shall be paid by the Company.

(d)            Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, except that the Shareholder may assign its rights hereunder to (x) any Affiliate, including but not limited to VNK L.L.C. and Vornado Newkirk L.L.C. and (y) with respect to the Additional Shares, Citigroup Global Markets, Inc. or its successors or assigns (the “Lender”) under the loan agreement, dated as of November 3, 2008, between Citigroup Global Markets, Inc. and Vornado LXP LLC; provided, that if the Lender exercises remedies in connection with such loan agreement, the Lender may assign its rights hereunder to any one or two Affiliates with respect to all, but not less than all, of the Additional Shares.

(e)            Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law.

(f)             Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(a) shall be deemed effective service of process on such party.

(g)            Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h)            Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(i)             Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the transactions contemplated herein. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

(j)             Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(k)            Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l)             Amendments.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, terminated (other than by their terms), modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the parties hereto.

(m)           Aggregation of Shares.  All Registrable Common Shares held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(n)            Equitable Relief.  The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(o)            No Inconsistent Agreements.  None of the Company or the Operating Partnership has entered and neither of them will enter into any agreement that is inconsistent with the rights granted to the Shareholder in this Agreement or that otherwise conflicts with the provisions hereof.  The rights granted to the Shareholder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or the Operating Partnership’s other issued and outstanding securities under any such agreements. From and after the date of this Agreement, neither the Company nor the Operating Partnership will enter into any agreement with any holder or prospective holder of any securities of the Company or the Operating Partnership which would grant such holder or prospective holder more favorable rights than those granted to the Shareholder hereunder or substantially similar or equivalent rights to those granted to the Shareholder.  Notwithstanding the foregoing, the provisions of this Section 10(o) shall not apply to the Other Registration Rights Agreements.

(p)            No Adverse Action Affecting the Registrable Common Shares.  Neither the Company nor the Operating Partnership shall take any action with respect to the Registrable Common Shares with an intent to adversely affect or that does adversely affect the ability of any of the Holders to include such Registrable Common Shares in a registration undertaken pursuant to this Agreement or their offer and sale.  Notwithstanding the foregoing, the provisions of this Section 10(p) shall not apply to the Other Registration Rights Agreements.

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IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

VORNADO REALTY L.P.

By: VORNADO REALTY TRUST,

Sole General Partner

By: /s/ ALAN J. RICE

Name: Alan J. Rice

Title: Senior Vice President
VORNADO LXP LLC

By: VORNADO REALTY L.P.,

Sole Member

By: VORNADO REALTY TRUST,

Sole General Partner

By: /s/ ALAN J. RICE
Name: Alan J. Rice

Title: Senior Vice President

LEXINGTON REALTY TRUST

By: /s/ T. WILSON EGLIN
Name: T. Wilson Eglin
Title: Chief Executive Officer